UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2019

SIGNET JEWELERS LIMITED
(Exact name of registrant as specified in its charter)

Commission File Number: 1-32349

Bermuda	Not Applicable
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
Clarendon House
2 Church Street
Hamilton
HM11
Bermuda
(Address of principal executive offices, including zip code)

(441) 296 5872
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2019, it was determined that Sebastian Hobbs will be stepping down as President & Chief Customer Officer of Signet Jewelers Limited (the “Company”) on April 4, 2019.  Mr. Hobbs will continue to be employed as an advisor to the Chief Executive Officer until June 30, 2019, or such earlier date as determined in accordance with the Agreement (as defined below) (such date, the “Termination Date”).

Mr. Hobbs has entered into a separation and release agreement with Sterling Jewelers Inc. (the “Agreement”), pursuant to which he will be entitled to receive: (i) continued payment of his base salary for twelve months following the Termination Date; (ii) a lump sum amount equal to the annual bonus he would have otherwise received for fiscal year 2020, based on actual performance; (iii) in respect of each then-ongoing performance cycle under the Company’s Omnibus Incentive Plan (“Omnibus Plan”) as of the date of termination, (a) with respect to awards that vest in whole or in part based on performance, at the end of each completed performance cycle for each such award, vesting calculated based on actual performance during the full performance cycle, prorated based on the number of calendar days that have elapsed since the beginning of the applicable performance cycle through the Termination Date, payable in accordance with the Omnibus Plan and (b) with respect to awards that vest solely based on provision of services, vesting calculated based on the award he otherwise would have received for the vesting cycle, prorated based on the number of calendar days that have elapsed since the beginning of the applicable vesting cycle through the Termination Date, payable in accordance with the Omnibus Plan; (iv) if Mr. Hobbs timely elects coverage under the Consolidated Omnibus Budget Reconciliation Act, a taxable cash payment equal to the monthly employer contribution to the Company’s group health coverage premium for actively employed senior executives, payable monthly for twelve months from the Termination Date; and (v) reimbursement of up to $10,000 for relocation of household goods. Such payments and benefits are subject to Mr. Hobbs’ execution and non-revocation of a release of claims. The separation and release agreement will also include non-competition and non-solicitation restrictions for one (1) year following the termination date and perpetual confidentiality, cooperation and non-disparagement provisions.

The foregoing description of the Agreement is not complete and is qualified in its entirety by the full text of the Agreement which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

See Exhibit Index
EXHIBIT INDEX
Exhibit Number	Description
10.1	Separation and Release Agreement, dated April 2, 2019, between Sterling Jewelers Inc. and Sebastian Hobbs

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNET JEWELERS LIMITED
Date: April 3, 2019

	By:	/s/ Lynn Dennison
	Name:	Lynn Dennison
	Title:	Chief Legal & Transformation Officer and Corporate Secretary